Exhibit 99.1

Intelligent Bio Solutions Successfully Completes Recruitment and Begins Subject Screening for FDA 510(k) Pharmacokinetic (PK) Study

NEW YORK, May 29, 2024 — Intelligent Bio Solutions Inc. (Nasdaq: INBS) (“INBS” or the “Company”), a medical technology company delivering intelligent, rapid, non-invasive testing solutions, today announced the successful recruitment and commencement of screening for subjects in its pharmacokinetic (PK) study, a critical component of the Company’s FDA 510(k) regulatory pathway for clearance.

Harry Simeonidis, President and CEO at INBS, commented, “As we navigate the FDA 510(k) regulatory pathway, we are proud to announce the successful recruitment and commencement of screening for subjects in our PK study, a key milestone in our clinical study plan. Our dedicated team has worked tirelessly to ensure the study’s design meets the rigorous standards set by the FDA. As we continue to make strides in our clinical study plan, we look forward to completing the screening phase, proceeding to the next phase of the plan, and moving closer to bringing our innovative technology to the market.”

The PK study will provide a more thorough understanding of opiate metabolism, distribution, and excretion, particularly in human sweat. The study will collect and analyze human fingerprint sweat specimens and compare the results with other specimen matrices: blood, saliva, and urine.

“We appreciate the ongoing collaborative effort and diligence of our CRO partner, Cliantha Research, in executing this study,” said Daniel Brown, Head of Clinical Affairs at INBS. “We look forward to analyzing the laboratory results soon.”

The Intelligent Fingerprinting Drug Screening System, which includes a drug screening cartridge, a DSR-Plus fluorescence reader, and a collection kit for laboratory analysis, is at the forefront of non-invasive drug testing technology. The Company expects subject screening for the PK study to be completed in June 2024.

About Intelligent Bio Solutions Inc.

Intelligent Bio Solutions Inc. (NASDAQ: INBS) is a medical technology company delivering innovative, rapid, non-invasive testing solutions. The Company believes that its Intelligent Fingerprinting Drug Screening System will revolutionize portable testing through fingerprint sweat analysis, which has the potential for broader applications in additional fields. Designed as a hygienic and cost-effective system, the test screens for recent use of drugs commonly found in the workplace, including opiates, cocaine, methamphetamine, and cannabis. With sample collection in seconds and results in under ten minutes, this technology would be a valuable tool for employers in safety-critical industries. Additionally, the Company’s biosensor platform has the potential to test for various indications, ranging from immunological conditions to communicable diseases. The Company’s current customer segments include construction, manufacturing and engineering, transport and logistics firms, drug treatment organizations, and coroners.

For more information, visit: http://www.ibs.inc/

Forward-Looking Statements:

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, Intelligent Bio Solutions Inc.’s ability to successfully develop and commercialize its drug and diagnostic tests, realize commercial benefit from its partnerships and collaborations, and secure regulatory approvals, among others. Although Intelligent Bio Solutions Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Intelligent Bio Solutions Inc. has attempted to identify forward-looking statements by terminology, including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, included in Intelligent Bio Solutions’ public filings filed with the Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of its date. Intelligent Bio Solutions undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Company Contact:

Intelligent Bio Solutions Inc.

info@ibs.inc

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Investor & Media Contact:

Valter Pinto, Managing Director

KCSA Strategic Communications

PH: (212) 896-1254

INBS@kcsa.com